UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2021
ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue,	42nd Floor,	New York,	NY	10167
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of December 16, 2021, the Board of Directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”), increased the size of the Board from seven to eight members and appointed Rebecca J. Parekh as an independent Class I director to fill the vacancy created by such increase. The initial term of Ms. Parekh, as a Class I director, will expire at the 2022 annual meeting of stockholders of the Company. The Board has determined that Ms. Parekh is “independent” within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the rules of the New York Stock Exchange. As an independent director, Ms. Parekh will receive the same compensation as provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

Ms. Parekh, 43, has been the Co-Founder and Chief Executive Officer for The Well since 2016. From 2011 to 2016, Ms. Parekh served in various executive positions within other health and wellness organizations. Prior to transitioning to the health and wellness sector, she was Head of the US Private Institutional Client Group and Head of Cross Product Sales for Deutsche Bank. While at Deutsche Bank for over ten years, Ms. Parekh served in various other roles and focused primarily on structured credit. In addition, she served on Deutsche Bank’s Steering Committee for its Women’s Network. Ms. Parekh is currently an Advisor to the Tufts Friedman School of Nutrition Entrepreneurship Program and sits on the board of several social impact companies and non-profit foundations. She received her bachelor’s degree from the University of Michigan. Ms. Parekh’s significant experience in business building, strategic thinking and cultural leadership, as well as her experience in the banking and client services industries will provide the Board with valuable knowledge, insight and perspective.

There are no arrangements or understandings between Ms. Parekh and any other person pursuant to which Ms. Parekh was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Ms. Parekh and the Company.

Item 7.01 Regulation FD Disclosure.

On December 16, 2021, the Company issued a press release announcing the appointment of Rebecca J. Parekh as an independent Class I director of the Company. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description
99.1	Press release dated December 16, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date:	December 16, 2021	By:	/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	General Counsel, Vice President and Secretary

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